UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 10, 2012

LANTRONIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16027	33-0362767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

167 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices)

(949) 453-3990
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 10, 2012, Lantronix, Inc. (the “Company”) issued a press release announcing the sale of 151,400 shares of common stock pursuant to the partial exercise of the over-allotment option granted to the underwriters of the previously announced public offering. Roth Capital Partners, LLC served as the sole manager in the offering. A copy of such press release is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference herein.

The Company received net proceeds from this partial over-allotment option of approximately $348,000, after deducting underwriting discounts and other estimated offering expenses.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 10, 2012, entitled “Lantronix, Inc. Announces Partial Exercise of Over-Allotment Option Related to Closing of Common Stock Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

Date: May 11, 2012	By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 10, 2012, entitled “Lantronix, Inc. Announces Partial Exercise of Over-Allotment Option Related to Closing of Common Stock Offering.”